Exhibit 10.22

SPECTRUM USE AND BUILD OUT AGREEMENT

     This SPECTRUM USE AND BUILD OUT AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of November, 2002, by and among Servicios de Radiocomunicación Móvil de México S.A. de C.V., a corporation incorporated under the laws of the United Mexican States (“SRM”), Sistemas de Comunicaciones Troncales S.A. de C.V., a corporation incorporated under the laws of the United Mexican States (“Siscot”) and NII Holdings, Inc., a Delaware corporation (“NII” and, collectively with SRM and Siscot, the “NII Parties”) and Nextel of California, Inc., a Delaware corporation (“Nextel Cal”) and Nextel License Holdings 2, Inc., a Delaware corporation (“Nextel 2” and, collectively with Nextel Cal, the “Nextel Parties”). The NII Parties and the Nextel Parties each are sometimes referred to hereinafter as a “Party” and are referred to herein collectively as the ‘Parties.”

RECITALS

A.	Nextel Cal and Nextel 2 operate specialized mobile radio systems through the utilization of the frequency bands of 806-821/851-866 MHz (the “800 MHz Band”) in and around the cities of San Diego, California and Imperial Valley, California, United States of America (the “NCI Network”), pursuant to due authorization by the United States Federal Communications Commission (the “FCC”).

B.	SRM and Siscot have obtained concessions from the Secretariat of Communications and Transportation of the United Mexican States (Secretaría de Comunicaciones y Transportes) (the “SCT”) to install, maintain, operate and exploit a public network of specialized mobile radio service through the utilization of the 800 MHz Band in a coverage area that includes the cities of Tijuana, Baja California and Mexicali, Baja California in the United Mexican States.

C.	SRM and Siscot, on the one hand, and Nextel Cal and Nextel 2, on the other hand, have granted to each other a mutual right to use and operate the frequencies described above pursuant to the terms and conditions set forth in the Spectrum Sharing Agreement.

D.	SRM and Siscot are wholly-owned subsidiaries of NII.

E.	NII and NII Holdings (Delaware), Inc. (“NII Delaware”) are each debtors in cases pending under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which cases are being jointly administered and have been assigned Case No. 02-11505 (MFW).

F.	In connection with the restructuring of NII and NII Delaware and the preparation and filing with the Bankruptcy Court of a joint plan of reorganization of NII and NII Delaware (the “Plan”), the NII Parties and the Nextel Parties each desire to grant certain rights to the other for the consideration set forth herein.

AGREEMENT

The Parties agree as follows:

1.	Defined Terms. As used in this Agreement, the following words have the meanings indicated below.

a.	“Build Out” means that NII shall:

(i)	construct an ESMR Network, mobile switching center and cell sites to allow NII to provide coverage for the Territory, as more specifically set forth on Exhibit A;

(ii)	meet the Launch Criteria set forth on Exhibit A;

(iii)	commence commercial digital service in the Territory and convert the remaining 10 unregistered spectrum channels to digital service and register such channels with the applicable governmental and/or regulatory authorities;

(iv)	be capable of providing to customers of NCI and its subsidiaries roaming into the Territory all of the services those customers can obtain using the NDS ESMR Network;

(v)	meet the technical criteria set forth on Exhibit A; and

(vi)	obtain all governmental approvals required in connection with the foregoing.

b.	“COFETEL” means the Mexican Federal Telecommunications Commission (Comisión Federal de Telecomunicaciones).

c.	“Completion Date” means the date eighteen (18) months after the Effective Date, the date by which the Build Out of the ESMR Network in the Territory must be completed.

d.	“Effective Date” has the meaning given to such term in the Plan.

e.	“ESMR Network” means a digital wide-area network of specialized mobile radio base stations utilizing iDEN technology to provide wireless communication services, including voice, dispatch, messaging, interconnected telephone and data services, using 800 MHz specialized mobile radio frequencies.

f.	“Launch Criteria” means the criteria to be followed by NII for the launch of the ESMR Network in the Territory, as specifically set forth on Exhibit A.

g.	“NCI” means Nextel Communications, Inc., a Delaware corporation.

h.	“NDS” means, individually, an NCI subsidiary operating all or any portion of an ESMR Network in the United States of America and “the NDS” means, collectively, all of NCI’s subsidiaries operating all or any portion of an ESMR Network in the United States of America.

i.	“Sharing Zone” has the meaning given to such term in the Spectrum Sharing Agreement.

j.	“Spectrum Default” means:

(i)	any breach by SRM or Siscot of their obligations under the Spectrum Sharing Agreement past any cure period provided in the Spectrum Sharing Agreement that results in the inability of any of the Nextel Parties to have 100% availability of all channels subject to this Agreement for a substantial part of any period of ten (10) consecutive days, other than as a result of an act or omission beyond the control of any of the NII Parties;

(ii)	any termination of the Spectrum Sharing Agreement except when such termination is (A) caused by an act of SCT, COFETEL, the FCC or any successor agency and is beyond the control of the NII Parties or (B) for causes attributable to any of the Nextel Parties;

(iii)	any termination of any of the concessions or other licenses or permits granted to SRM and Siscot by governmental authorities that are necessary for the fulfillment of their obligations under this Agreement and the Spectrum Sharing Agreement, but it is not a Spectrum Default if the breach or termination is caused by an act of the SCT, COFETEL, the FCC or any successor agency or is beyond the control of any of the NII Parties;

(iv)	the failure of SRM or Siscot to transition the remaining ten (10) channels authorized under the Spectrum Sharing Agreement for digital use such that the Nextel Parties have 100% availability thereof within eighteen (18) months from the Effective Date, other than as a result of an act or omission beyond the control of any of the NII Parties;

(v)	any departure from the “Required Sites” referred to on Exhibit A-1 without the consent of each of the Nextel Parties or any material departure from the specifications described on Exhibit A-2 that results in the inability of any of the Nextel Parties to have 100% availability of all channels subject to this Agreement for a substantial part of any period of ten (10) consecutive days; and

(vi)	any other willful, reckless or grossly negligent action or inaction by any of the NII Parties that results in the inability of any of the Nextel Parties to have 100% availability of all channels subject to this Agreement for a substantial part of any period of ten (10) consecutive days.

k.	“Spectrum Sharing Agreement” means the Spectrum Sharing Agreement by and among SRM, Siscot, Nextel Cal and Nextel 2, dated as of March 5, 1999.

l.	“Territory” means the coverage territory applicable to the Build Out as described on Exhibit A.

m.	“$” means Dollars in lawful currency of the United States of America.

2.	Waiver of Termination Rights.

a.	Subject to Section 6(c) below, each of SRM and Siscot hereby (i) forever waives any right either of them now has or may later acquire to terminate the Spectrum Sharing Agreement, or otherwise to terminate or limit the right to use or operate frequencies in the Sharing Zone granted by SRM and Siscot to Nextel Cal and Nextel 2 under the Spectrum Sharing Agreement, and (ii) agrees to continue the Spectrum Sharing Agreement to the maximum duration permitted by the SCT and the FCC. Each of SRM and Siscot hereby agrees to take all necessary steps to obtain and maintain any and SCT concessions and any other governmental authorizations necessary for the fulfillment of its obligations under this Agreement and the Spectrum Sharing Agreement.

b.	Subject to Section 2(c) below, each of Nextel Cal and Nextel 2 hereby (i) forever waives any right either of them now has or may later acquire to terminate the Spectrum Sharing Agreement, or otherwise to terminate or limit the right to use or operate frequencies in the Sharing Zone granted by Nextel Cal and Nextel 2 to SRM and Siscot and (ii) agrees to continue the Spectrum Sharing Agreement to the maximum duration permitted by the FCC and the SCT. Each of Nextel Cal and Nextel 2 hereby agrees to take all necessary steps to obtain and maintain any FCC licenses and any other governmental authorizations necessary for the fulfillment of its obligations under this Agreement and the Spectrum Sharing Agreement.

c.	Notwithstanding the foregoing, the Nextel Parties each shall retain the right to terminate the Spectrum Sharing Agreement if, as a result of new technology implemented by the Nextel Parties or NCI, the Nextel Parties can no longer coordinate interference with the NII Parties on the 800 MHz Band frequencies in the Sharing Zone. Notwithstanding the provisions of Article TENTH of the Spectrum Sharing Agreement, the Nextel Parties shall provide written notice of their intent to terminate the Spectrum Sharing Agreement pursuant to this Section 2(c) at least twenty-four (24) months before the effective date of such termination. If either or both of the Nextel Parties terminate the Spectrum Sharing Agreement pursuant to this Section 2(c), then the rights and obligations of the Parties under this Agreement will be extinguished and this Agreement will terminate.

3.	Build Out Requirements. NII shall complete the Build Out of the Territory no later than the Completion Date and shall provide the Nextel Parties with written monthly updates on the progress of the Build Out. The Build Out shall be completed in accordance with:

a.	the standards set forth on Exhibit A;

b.	to the extent not expressly set forth on Exhibit A, the standards in effect and generally applicable for NDS ESMR Network operations; and

c.	notwithstanding the foregoing, to the extent required by applicable law, the standards set forth by the SCT, COFETEL or any other governing body of the United Mexican

States for the operation of a digital wide-area network of specialized mobile radio base stations in the Territory.

4.	Additional Spectrum Channels. In the event that NII obtains, acquires, manages, is licensed to or is granted the concessions to additional spectrum channels in the Sharing Zone, in addition to the remaining ten (10) channels authorized under the Spectrum Sharing Agreement, NII shall promptly, subject to the respective approvals of the SCT, COFETEL, and the FCC, as required, convert such channels to digital service and shall seek approval and register such channels as part of the Spectrum Sharing Agreement with the applicable governmental and/or regulatory authorities. NII shall use reasonable best efforts to take the necessary measures and make the requisite regulatory applications to include the additional channels in the Spectrum Sharing Agreement.

5.	Payment. As consideration for the obligations of the NII Parties set forth above, the Nextel Parties shall pay to NII a total of $50 million (the “Payment”). The Nextel Parties shall make the Payment as follows:

a.	the Nextel Parties shall pay $25 million in cash directly to NII on the Effective Date; and

b.	the Nextel Parties shall pay $25 million into an escrow account at a commercial bank chosen by the mutual agreement of the Parties (the “Escrow Agent”), to be disbursed as set forth in an Escrow Agreement among NII, the Nextel Parties and the Escrow Agent in the form attached to this Agreement as Exhibit B.

6.	Remedies.

a.	If a Spectrum Default occurs, the NII Parties shall pay to the Nextel Parties in cash as liquidated damages and not as a penalty, the following amount:

(i)	$50 million, if the Spectrum Default occurs within 24 months after the Effective Date;

(ii)	$25 million if the Spectrum Default occurs within 36 months, but later than 24 months, after the Effective Date;

(iii)	$10 million if the Spectrum Default occurs within 48 months, but later than 36 months, after the Effective Date; and

(iv)	$0 if the Spectrum Default occurs later than 48 months after the Effective Date.

b.	The payment obligations of the NII Parties under Section 6(a) are joint and several. The Nextel Parties may pursue collection of the entire amount of the liquidated damages from any one or more of the NII Parties without seeking payment from any other NII Party.

c.	In addition to the remedies provided above, if there is a breach of this Agreement by either Party the other Party shall be entitled to pursue any other remedy available at law or in equity, except that if a Spectrum Default has occurred and any Nextel Party has sought, has been awarded and has collected in full the liquidated damages owed by the NII Parties pursuant to Section 6(a), the NII Parties shall have the right to terminate the Spectrum Sharing Agreement without further responsibility or obligation.

7.	Coordination by Parent Companies. NII shall cause the other NII Parties to perform their obligations under this Agreement. NCI shall cause the Nextel Parties to perform their obligations under this Agreement.

8.	Governing Law, Arbitration.

a.	This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, except to the extent the laws of the United Mexican States or United States of America supersede those of the State of Virginia, in which case the laws of the United Mexican States or the United States of America, whichever is applicable, will control.

b.	All disputes arising out of or in connection with this Agreement shall be settled through arbitration pursuant to the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) by three arbitrators appointed in accordance with the ICC Rules in effect at the time application is made to the International Chamber of Commerce to commence arbitration. The language of the arbitral proceedings shall be English. The place of arbitration shall be Mexico City, Mexico. The expenses of the arbitration, including attorneys’ fees, shall be borne by the unsuccessful Party unless the arbitrators, by their award, shall otherwise provide.

9.	Force Majeure. Neither the Nextel Parties nor the NIT Parties shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay or failure in performance, beyond the reasonable control of the Parties, resulting directly or indirectly from acts of God, the binding order of any governmental or regulatory authority, civil disturbances, wars, strikes, fires, transportation contingencies or other catastrophes; provided, however, that the NII Parties shall be deemed to be in default for any delay or failure in performance resulting from a force majeure event if the NII Parties arc not in compliance with Section 11 of this Agreement. The Party claiming an event of force majeure shall promptly notify the other Parties in writing and provide full particulars of the cause or event and the date of first occurrence thereof as soon as possible after the event and also keep the other Parties informed of any further developments. The Party so affected shall use its commercially reasonable efforts to remove the cause of non-performance, and the Parties shall resume performance hereunder as soon as reasonably practicable and pursuant a schedule to be mutually agreed upon by the Parties, unless this Agreement has previously been terminated.

10.	Limitation of Liability. In no event will either the NII Parties or the Nextel Parties be liable to the other for any special, indirect, incidental or consequential damages in connection with or otherwise arising out of this Agreement.

11.	Insurance. NII shall obtain and keep in force during the term of this Agreement insurance polices from a reputable insurance company providing the NII Parties with insurance coverage for the ESMR Network in the Territory, including all towers, mobile switching centers, cell sites and other equipment necessary for the construction and operation of the ESMR Network in the Territory (the “Covered Network Assets”), that is reasonably consistent with the levels of insurance coverage customarily maintained for the operation of a digital wide-area telecommunications network in Mexico. Any insurance proceeds received by the NII Parties pursuant to the foregoing insurance policies shall be used to build, rebuild, repair or replace the affected Covered Network Assets.

12.	Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), by overnight courier or by mail, and shall become effective: (a) on delivery if given in person; (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission; provided, however, that transmission by one of the other methods listed in this paragraph must be initiated on the same day that the telex, facsimile or wire transmission is sent; or (c) one (1) business day after delivery to a reputable international overnight delivery service such as Federal Express or United Parcel Service.

Notices must be addressed as follows:

If to the NII Parties, to:	NII Holdings, Inc.
10700 Parkridge Boulevard
Suite 600
Reston, Virginia 20191
Attn: Vice President Engineering
Facsimile Number: (703) 390-5110

with a copy to:	NII Holdings, Inc.
10700 Parkridge Boulevard
Suite 600
Reston, Virginia 20191
Attn: General Counsel’s Office
Facsimile Number: (703) 547-5289

If to the Nextel Parties,	Nextel of California, Inc. and Nextel License Holdings 2, Inc.
to:	c/o Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191
Attn: Doug Smith, Vice President
Facsimile Number: (703) 433-8482

with a copy to:	Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191
Attn: Leonard J. Kennedy, General Counsel
Facsimile Number: (703) 433-4846

If any person or entity listed above changes its notice address by notifying the other persons listed above in the manner set forth above, then all future notices sent to that person must be sent to the last address so designated.

13.	Waiver. The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

14.	Assignment. This Agreement will be binding upon and inure to the benefit of the permitted successors, heirs, representatives and assigns of each Party hereto, but no rights, obligations or liabilities of the Parties may be assigned without the prior written consent of NII and the Nextel Parties, except that the Nextel Parties may, without the prior written consent of NII, assign any of its rights, obligations or liabilities to a wholly-owned, direct or indirect subsidiary of NCI.

15.	Severability. If any term, provision, covenant or restriction of this Agreement is determined by the SCT, COFETEL, the FCC or any other governmental authority with jurisdiction over any of the Parties to be invalid, void or unenforceable with respect to any of the Parties, then (a) such term, provision, covenant or restriction shall remain in full force and effect with respect to each other Party and the rights and obligations of each other Party with respect to such term, provision, covenant or restriction shall in no way be affected, impaired or invalidated and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect with respect to all of the Parties and will in no way be affected, impaired or invalidated.

16.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, with the same effect as if the signatures on each such counterpart were upon the same instrument.

[Remainder of Page Blank—Signature Pages Follow]

     The Parties have caused this Agreement to be signed as of the date first written above.

NEXTEL OF CALIFORNIA, INC.

By:	/s/ Leonard J. Kennedy

Name:	Leonard J. Kennedy

Title:	Vice President

NEXTEL LICENSE HOLDINGS 2, INC.

By:	/s/ Leonard J. Kennedy

Name:	Leonard J. Kennedy

Title:	Vice President

NII HOLDINGS, INC.

By:	/s/ Robert Gilker

Name:	Robert Gilker

Title:	Vice President and General Counsel

SERVICIOS DE RADIOCOMUNICACIÓN MÓVIL DE MÉXICO S.A. DE C.V.

By:	/s/ Robert Gilker

Name:	Robert Gilker

Title:	Attorney in Fact

SISTEMAS DE COMUNICACIONES TRONCALES S.A. DE C.V.

By:	/s/ Robert Gilker

Name:	Robert Gilker

Title:	Attorney in Fact